As filed with the Securities and Exchange Commission on December 2, 2005	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADOBE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	77-0019522
(State of Incorporation)	(I.R.S. Employer Identification No.

345 Park Avenue
San Jose, California  95110
(408) 536-6000
(Address of principal executive offices)

2003 Equity Incentive Plan
1996 Outside Directors’ Stock Option Plan
(Full title of the plan)

Murray J. Demo
Executive Vice President and Chief Financial Officer
Adobe Systems Incorporated
345 Park Avenue
San Jose, California  95110
(408) 536-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stuart Fagin, Esq.
Adobe Systems Incorporated
345 Park Avenue
San Jose, California  95110
(408) 536-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock Options and Common Stock (par value $.0001), and the associated preferred stock purchase rights	29,267,559	$32.87	$962,024,664	$102,936.64
Registration Fee Offset (3)				$24,677
Total				$78,259.64

(1)                  Pursuant to Rule 416(a), this Registration Statement also covers such additional shares which may become issuable by reason of any stock dividend, stock split, recapitalization or any similar transaction without receipt of consideration.  The preferred stock purchase rights, which are attached to the shares of the Registrant’s Common Stock being registered hereunder, will be issued for no additional consideration.  Accordingly, no additional registration fee is required.

(2)                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on November 29, 2005 as reported on the Nasdaq National Market.

(3)                  Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee is offset by registration fees previously paid by the Registrant with respect to unsold shares of common stock registered under the following registration statement on Form S-8, which the Registrant will deregister by post-effective amendment:

•                          Registration No. 333-52214, filed December 19, 2000 with which registration fees of $24,677 were paid with respect to 3,188,807 unsold shares.

The unsold shares are shares subject to options that expired, were cancelled or terminated without having been exercised under the Adobe Systems Incorporated 1994 Stock Option Plan (the “1994 Plan”) or the Adobe Systems Incorporated 1999 Equity Incentive Plan (the “1999 Plan”). The Registrant adopted, effective April 9, 2003, the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “2003 Plan”), which replaces the 1994 Plan and the 1999 Plan. Under the terms of the 2003 Plan, shares which remained available for grant or shares subject to options that expired, were cancelled or terminated without having been exercised under the 1994 Plan and the 1999 Plan are available for grant under the 2003 Plan.

The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2003 Equity Incentive Plan	28,467,559	$32.87	$935,728,664
Shares reserved for future grant under the 1996 Outside Directors’ Stock Option Plan	800,000	$32.87	$26,296,000
Proposed Maximum Aggregate Offering Price			$962,024,664
Registration Fee			$102,936.64
Registration Fee Offset			$24,677
Total			$78,259.64

EXPLANATORY NOTE

                This Registration Statement on Form S-8 relates to (i) 28,467,559 shares of the Registrant’s common stock, par value $.0001 per share, issuable to eligible individuals under the 2003 Equity Incentive Plan (the “2003 Plan”) and (ii) 800,000 shares of the Registrant’s common stock issuable to eligible directors under the Registrant’s 1996 Outside Directors’ Stock Option Plan (the “1996 Plan”).  This Registration Statement covers the maximum number of shares of the Registrant’s common stock that could be issued under the 2003 Plan and 1996 Plan.  This Registration Statement is being filed for the purposes of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE

                Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on May 15, 1995 (File No. 33-59335), June 16, 2000 (File No. 333-39524), June 14, 2002 (File No. 333-90518) and August 15, 2003 (File No. 333-108014), each of which relates to the 2003 Plan or the 1996 Plan, each as amended, are incorporated herein by reference and made a part hereof.

EXHIBITS

Exhibit		Incorporated by Reference
Number	Description	Form	Date of Report	Exhibit No.	Filed Herewith
4.1	Restated Certificate of Incorporation of Adobe Systems Incorporated.	10-Q	07/16/01	3.6
4.2	Certificate of Correction of Restated Certificate of Incorporation of Adobe Systems Incorporated.	10-Q	04/11/03	3.6.1
4.3	Adobe Systems Incorporated Amended and Restated Bylaws.	8-K	09/23/05	3.1
4.4	Fourth Amended and Restated Rights Agreement, dated as of July 1, 2000, between Adobe Systems Incorporated and Computershare Investor Services, LLC.	8-K	07/03/00	1
4.5	Amendment No. 1, dated as of May 22, 2003, to the Fourth Amended and Restated Rights Agreement, dated as of July 1, 2000, between Adobe Systems Incorporated and Computershare Investor Services, LLC.	8-A/A	05/23/03	7
5.1	Opinion of Stuart Fagin, Esq., Associate General Counsel.				X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.				X
23.2	Consent of Stuart Fagin, Esq., contained within Exhibit 5.1.				X
24.1	Power of Attorney is contained on the signature page.				X
99.1	2003 Equity Incentive Plan, as amended.	DEF14A	03/14/05	Appendix A
99.2	Forms of Stock Option and Restricted Stock Agreement used in connection with the 2003 Equity Incentive Plan	10-Q	10/7/04	10.11
99.3	1996 Outside Directors’ Stock Option Plan, as amended.	DEF14A	03/14/05	Appendix B
99.4	Form of Stock Option Agreement used in connection with the 1996 Outside Directors’ Stock Option Plan.	S-8	06/16/00	4.8

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 2, 2005.

ADOBE SYSTEMS INCORPORATED

By:	/s/ MURRAY J. DEMO
Murray J. Demo
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

                KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Murray J. Demo and Karen O. Cottle, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 2, 2005  by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN E. WARNOCK	Chairman of the Board
(John E. Warnock)

/s/ CHARLES M. GESCHKE	Chairman of the Board
(Charles M. Geschke)

/s/ BRUCE R. CHIZEN	Chief Executive Officer and Director (Principal Executive Officer)
(Bruce R. Chizen)

/s/ MURRAY J. DEMO	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
(Murray J. Demo)

/s/ EDWARD W. BARNHOLT	Director
(Edward W. Barnholt)

/s/ MICHAEL R. CANNON	Director
(Michael R. Cannon)

/s/ JAMES E. DALEY	Director
(James E. Daley)

/s/ CAROL MILLS	Director
(Carol Mills)

/s/ COLLEEN M. POULIOT	Director
(Colleen M. Pouliot)

/s/ ROBERT SEDGEWICK	Director
(Robert Sedgewick)

/s/ DELBERT W. YOCAM	Director
(Delbert W. Yocam)

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Description	Form	Date of Report	Exhibit No.	Filed Herewith
4.1	Restated Certificate of Incorporation of Adobe Systems Incorporated.	10-Q	07/16/01	3.6
4.2	Certificate of Correction of Restated Certificate of Incorporation of Adobe Systems Incorporated.	10-Q	04/11/03	3.6.1
4.3	Adobe Systems Incorporated Amended and Restated Bylaws.	8-K	09/23/05	3.1
4.4	Fourth Amended and Restated Rights Agreement, dated as of July 1, 2000, between Adobe Systems Incorporated and Computershare Investor Services, LLC.	8-K	07/03/00	1
4.5	Amendment No. 1, dated as of May 22, 2003, to the Fourth Amended and Restated Rights Agreement, dated as of July 1, 2000, between Adobe Systems Incorporated and Computershare Investor Services, LLC.	8-A/A	05/23/03	7
5.1	Opinion of Stuart Fagin, Esq., Associate General Counsel.				X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.				X
23.2	Consent of Stuart Fagin, Esq., contained within Exhibit 5.1.				X
24.1	Power of Attorney is contained on the signature page.				X
99.1	2003 Equity Incentive Plan, as amended.	DEF14A	03/14/05	Appendix A
99.2	Forms of Stock Option and Restricted Stock Agreement used in connection with the 2003 Equity Incentive Plan	10-Q	10/7/04	10.11
99.3	1996 Outside Directors’ Stock Option Plan, as amended.	DEF14A	03/14/05	Appendix B
99.4	Form of Stock Option Agreement used in connection with the 1996 Outside Directors’ Stock Option Plan.	S-8	06/16/00	4.8